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                                  EXHIBIT 5.1
                  OPINION OF WILSON SONSINI GOODRICH & ROSATI

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                               December 19, 2002


Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA  91311
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      This opinion is given in connection with the Registration Statement on Form S-8 under the Securities Act of 1933 relating to the potential issuance to Emily M. Liggett of up to 3,840,000 shares of your Common Stock, $0.001 par value per share (the "Shares").

      We are of the opinion that the issuance of the Shares has been duly authorized by your Board of Directors, and when the option to purchase the Shares granted to Ms. Liggett has been properly exercised and full payment has been received by you as provided in the option, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of the opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                             Sincerely,

                                             /s/WILSON SONSINI GOODRICH & ROSATI

                                             WILSON SONSINI GOODRICH & ROSATI
                                             Professional Corporation